UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

UNITED HOMES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

917 Chapin Road Chapin, South Carolina	29036
(Address of principal executive offices)	(Zip Code)

(844) 766-4663

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, par value $0.0001 per share	UHG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A Common Share for $11.50 per share	UHGWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 5, 2024, United Homes Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BTIG, LLC, as underwriter (the “Underwriter”), and the selling stockholders party thereto (collectively, the “Selling Stockholders”), in connection with its previously announced underwritten secondary offering (the “Offering”) of an aggregate amount of 7,420,057 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) (the “Base Shares”), to be sold by the Selling Stockholders at a purchase price of $5.00 per share before underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Selling Stockholders granted the Underwriter a 30-day option to purchase up to an additional 1,113,009 shares of Common Stock (such shares, together with the Base Shares, the “Shares”).

On December 11, 2024, the Company and Selling Stockholders closed the Offering, with the Selling Stockholders selling 7,420,057 Base Shares. The Selling Stockholders received all of the proceeds from the Offering, less underwriting discounts and commissions. The Company did not sell any shares of Common Stock in the Offering and did not receive any proceeds from the sale by the Selling Stockholders in the Offering.

The Offering was made pursuant to a prospectus supplement, dated December 5, 2024, which amended and supplemented the base prospectus, dated July 3, 2024, which forms part of the Company’s registration statement (File No. 333-280404) on Form S-3 previously filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2024 and declared effective by the Commission on July 3, 2024.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties thereto and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Redemption Agreement

On December 5, 2024, the Company entered into a redemption agreement (the “Redemption Agreement”) with the Selling Stockholders pursuant to which the Company agreed to redeem its outstanding convertible promissory notes (the “Notes”) for cancellation on December 11, 2024 (the “Redemption”) and, in connection with such Redemption, paid to the Selling Stockholders (a) an aggregate of $70,000,000, plus accrued and unpaid interest on the total outstanding aggregate principal amount of the Notes through the settlement date of the Redemption, and (b) an aggregate of 10,168,850 shares of Class A Common Stock. Effective upon the settlement of the Redemption, the Company satisfied in full all of its obligations to each Selling Stockholder under such Stockholder’s Note. The Selling Stockholders have sold 7,420,057 of the 10,168,850 shares of Common Stock that were issued pursuant to the Redemption Agreement in the Offering (the shares not sold in the Offering, the “Remaining Shares”). The closing of the Redemption was conditioned on the closing of the Offering. The Redemption Agreement provided that each Selling Stockholder enter into a lock-up agreement provided that such Selling Stockholder will not sell its respective Remaining Shares for a period of 120 days following the date of the Redemption Agreement, subject to and conditioned upon the occurrence of the closing of the Offering.

A copy of the Redemption Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Kennedy Lewis Credit Agreement

On December 11, 2024 (the “Closing Date”), the Company entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, Great Southern Homes, Inc., a South Carolina corporation and a wholly-owned subsidiary of the Company (the “Borrower”), Kennedy Lewis Agency Partners, LLC, as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”) pursuant to which the Lenders thereunder funded a $70,000,000 subordinated loan, the proceeds of which were used to make the above described cash payment to the Selling Stockholders pursuant to the Redemption Agreement. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Credit Agreement.

The Credit Agreement provides for a term loan of $70,000,000 (the “Term Loan”) maturing on the earlier of (a) December 11, 2030, (b) the “Maturity Date” as defined in the Company’s Second Amended and Restated Credit Agreement, dated as of August 10, 2023, as amended (the “WF Credit Agreement”) and (c) the date on which the indebtedness pursuant to the WF Credit Agreement is accelerated in accordance with the terms of the WF Credit Agreement. At the election of the Borrower, the Term Loan will either be (i) a SOFR Loan or (ii) an ABR Loan. Each SOFR Loan will bear interest for each day during each Interest Period at a rate per annum equal to (a) Adjusted Term SOFR, plus (b) the applicable margin (ranging from 675 basis points to 775 basis points) based on the Company’s leverage ratio as determined in accordance with the pricing grid set forth in the Credit Agreement. Each ABR Loan will bear interest at a rate per annum equal to (x) the ABR, plus (y) the applicable margin (ranging from 575 basis points to 675 basis points) based on the Company’s leverage ratio as determined in accordance with the pricing grid set forth in the Credit Agreement. The Borrower may elect from time to time to convert SOFR Loans to ABR Loans; provided that such conversion be made on the last day of an Interest Period with respect thereto. Additionally, the Borrower may elect from time to time to convert ABR Loans to SOFR Loans; provided that no such conversion can take place when any Event of Default has occurred and is continuing.

The Credit Agreement contains certain financial covenants, including (a) that the Company must maintain a minimum Tangible Net Worth of at least $70,000,000; (b) a maximum leverage covenant that prohibits the Consolidated Total Leverage Ratio of the Company and its Subsidiaries from exceeding 2.50 to 1.00 for any Fiscal Quarter (as determined on the last day of each Fiscal Quarter); provided that the Borrower may exceed such ratio in two instances from the Closing Date until December 31, 2025 so long as the Consolidated Total Leverage Ratio does not exceed 2.625 to 1.00 as of the last day of such Fiscal Quarter; (c) a minimum Debt Service Coverage Ratio of the Company and its Subsidiaries (as determined on the last day of each Fiscal Quarter) of (x) not less than 1.35 to 1.00 until June 30, 2025 and (y) thereafter to be greater than 1.50 to 1.00, provided that the Company and its Subsidiaries may allow such Debt Service Coverage Ratio to be less than 1.35 to 1.00 in two instances from the Closing Date until June 30, 2025 so long as the Debt Service Coverage Ratio is greater than or equal to 1.20 to 1.00 as of the last day of such Fiscal Quarter; and (d) that the Borrower maintain minimum Liquidity of not less than $20,000,000 and Unrestricted Cash of not less than $10,000,000 at all times. The Obligations of the Borrower under the Credit Agreement are guaranteed by the Company and secured by granting the Administrative Agent a security interest in 100% of Capital Stock of the Borrower.

The Borrower may voluntarily prepay Term Loans under the Credit Agreement, in whole or in part, without premium or penalty. Subject to the terms and conditions set forth in the Credit Agreement, the Borrower may be required to make certain mandatory prepayments.

The Credit Agreement also contains certain additional affirmative and negative covenants and customary events of default provisions, including, subject to thresholds and grace periods, among others, payment default, covenant default, cross default to other material indebtedness, judgment default, and change of control/change of ownership.

A copy of the Credit Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 1.02	Termination of a Material Definitive Agreement.

The information reported above under Item 1.01 of this Current Report on Form 8-K relating to the Notes is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above under the heading “Kennedy Lewis Credit Agreement” is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above under the heading “Redemption Agreement” is incorporated into this Item 3.02 by reference.

The shares issued by the Company to the Selling Stockholders were issued pursuant to and in accordance with the exemption from registration under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On December 6, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 5, 2024, by and among United Homes Group, Inc., BTIG, LLC and the selling stockholders thereto.
10.1*	Redemption Agreement, dated as of December 5, 2024, by and between United Homes Group, Inc. and the holders party thereto.
10.2*	Credit Agreement, dated as of December 11, 2024, by and among United Homes Group, Inc., Great Southern Homes, Inc., Kennedy Lewis Agency Partners, LLC and the lenders party thereto.
99.1	Press Release Regarding Pricing of Offering of Common Stock of United Homes Group, Inc., dated December 6, 2024.
104	Cover page interactive data file (embedded within the Inline XBRL document)

* Certain of the exhibits and schedules to the exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2024

UNITED HOMES GROUP, INC.

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	Chief Financial Officer